Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. Sec.1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Elizabeth A. Pagliarini and Sharyn Grant, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his or her knowledge, the Annual Report of Summit Healthcare REIT, Inc. on Form 10-K for the year ended December 31, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Summit Healthcare REIT, Inc.

/s/ Elizabeth A. Pagliarini
Date: April 15, 2024	Eilzabeth A. Pagliarini
Chief Executive Officer
(Principal Executive Officer)

/s/ Sharyn Grant
Date: April 15, 2024	Sharyn Grant
Chief Financial Officer
(Principal Financial Officer)